EXHIBIT 99.1

Press release	Certegy Inc. 11720 Amber Park Drive Suite 600 Alpharetta, Georgia 30004

Date: April 24, 2003	Phone 678-867-8000 Fax 678-867-8100

Contact: Mary K. Waggoner Vice President – Investor and Public Relations 678-867-8004 mary.waggoner@certegy.com

FOR IMMEDIATE RELEASE

CERTEGY REPORTS FIRST QUARTER EARNINGS

DILUTED EPS OF $0.18, OR $0.30 BEFORE CHARGES

Alpharetta, GA., April 24, 2003—Certegy Inc. (NYSE:CEY) today reported first quarter 2003 diluted earnings per share of $0.18 on revenue of $240.2 million, operating income of $21.0 million and net income of $12.2 million. The operating income decline of 24.6% includes pretax charges of $12.6 million ($7.9 million after-tax, or $0.12 per diluted share) for contract termination, severance and other costs. Excluding these charges, diluted earnings per share was $0.30, operating income was $33.6 million and net income was $20.1 million.

“We are pleased with the solid performance of our U.S. card issuing business, where revenue grew by 13.7% over the prior year quarter. Also, consolidated operating income increased a strong 20.9%, excluding charges, driven by transaction growth, new product sales and actions implemented in the fourth quarter of 2002 to improve operating efficiencies,” stated Lee Kennedy, chairman, president and chief executive officer of Certegy.

FIRST QUARTER FINANCIAL HIGHLIGHTS

The following table summarizes a comparison of the 2003 first quarter financial results to the first quarter 2002 results:

	Actual		Excluding Charges
($ in millions)	$	Increase (Decrease)	$	Increase (Decrease)
Revenue	$240.2	2.3%	$240.2	2.3%
Operating Income	$21.0	(24.6)%	$33.6	20.9%
Interest Expense	$1.7	(15.0)%	$1.7	(15.0)%
Net Income	$12.2	(24.0)%	$20.1	25.4%
Diluted EPS	$0.18	(21.7)%	$0.30	30.4%

A reconciliation of actual 2003 first quarter financial results to results excluding the pre-tax charges of $12.6 million is included in Item 5 of the supplemental information attached to this press release and in the “Investor Center” section of the Company’s website. Highlights of the 2003 first quarter results, excluding charges, as compared to 2002, are as follows:

•	Revenue increased 2.3% (3.0% in local currency) to $240.2 million.
•	Operating income of $33.6 million grew 20.9%.
•	Interest expense declined 15.0% to $1.7 million.
•	Net income grew by 25.4% to $20.1 million.
•	Diluted earnings per share of $0.30 increased by 30.4%.
•	Total debt outstanding was $207.0 million at March 31, 2003.
•	500,000 shares of common stock were repurchased at a cost of $11.8 million.
•	The effective tax rate for 2003 of 37.3% declined from 38.3%.

SEGMENT RESULTS

Card Services generated revenue of $157.2 million in the first quarter of 2003, unchanged from the 2002 first quarter. In local currency, Card Services’ revenue increased 2.0%. Growth of 13.7% (9.1% excluding acquisition) in North American card issuing revenue was largely offset by a 16.8% decline in merchant processing revenue. International card issuing revenue declined 14.1% primarily due to the net effects of currency and the Banco Real deconversion in Brazil at the beginning of March. In local currency, international card issuing revenue declined 4.0%. Card Services’ operating income of $20.0 million declined by $4.7 million, or 19.0%, compared to the 2002 first quarter. Excluding $11.5 million of charges, Card Services’ operating income increased $6.8 million, or 27.6% over the prior year quarter.

Check Services generated revenue of $83.0 million in the first quarter of 2003, an increase of $5.4 million, or 6.9% over the 2002 first quarter. In local currency, Check Services revenue increased 4.9%. Revenue growth was impacted by weak retail sales caused by poor weather conditions in some parts of the country, the war in Iraq and soft consumer spending. Check Services’ operating income of $6.0 million declined by $1.4 million, or 18.6%, compared to the 2002 first quarter. Excluding $1.0 million of charges, Check Services’ operating income declined by $0.3 million, or 4.6% below the 2002 first quarter.

Corporate expense of $5.0 million increased by $0.8 million over the 2002 first quarter due to the timing of certain administrative expenses. Excluding the $0.1 million charge, corporate expense increased by $0.7 million.

BUSINESS HIGHLIGHTS

During the first quarter of 2003, domestic card issuing transaction volumes increased by 10.6%, driven primarily by 22% growth in debit card transactions. Certegy added 0.7 million cards since year-end 2002, excluding the 1.6 million card Banco Real deconversion in Brazil, ending the quarter with a global card base of 45.8 million cards. During the first quarter, Certegy successfully converted Banco Dominicano del Progreso’s American Express card portfolio, which is being serviced by Card Services’ North American processing center.

Check Services entered into a multi-year agreement to provide check cashing services to all Safeway Inc. locations in the United States. Also during the quarter, Certegy announced plans to provide check risk management services to Pep Boys and an agreement to offer full-service check processing to National Processing Inc. merchants. Certegy also announced a multi-year extension of its agreement to provide check warranty services for Bed Bath and Beyond.

OUTLOOK

Certegy reiterated its diluted earnings per share guidance. The Company expects full year 2003 diluted earnings per share to range from $1.40 to $1.43, including first quarter charges of $0.12 per diluted share. This is unchanged from previous guidance of $1.52 to $1.55, excluding charges, for full year 2003. Certegy also provided second quarter 2003 diluted earnings per share guidance of $0.33 to $0.35. When commenting on the 2003 expectations, Kennedy stated, “Our earnings per share outlook for 2003 remains within the range of $1.52 to $1.55, excluding charges. Strength in our domestic card issuing business, on-going cost efficiencies and a lowered effective tax rate should offset the effects of soft consumer spending, which could affect our check business.”

TELECONFERENCE

Management will host a teleconference to discuss first quarter earnings on Thursday, April 24, 2003, at 9:00 a.m. Eastern Time. The live audio Webcast will be available at www.certegy.com. Please be advised that Microsoft’s Windows Media PlayerTM must be downloaded prior to accessing the presentation. It can be downloaded from www.microsoft.com/windows/mediaplayer. A replay of the Webcast will be available in the Investor Section of the website one hour after the call ends through 10:00 p.m. Eastern time May 1, 2003.

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The statements in this release include forward-looking statements that are based on current expectations, assumptions, estimates, and projections about Certegy and our industry. They are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Certegy’s control, that may cause actual results to differ significantly from what is expressed in those statements. The factors that could, either individually or in the aggregate, affect our performance include the following, which are described in greater detail in the section entitled “Certain Factors Affecting Forward-Looking Statements” in our 2002 Annual Report on Form 10-K filed with the SEC: Our ability to maintain or improve our competitive positions against current and potential competitors; the level of economic growth or other factors affecting demand for our products and services; loss of key customer contracts or strategic relationships; changes in regulation or industry standards applicable to our businesses or those of our customers; risks associated with investments and operations in foreign countries, including exchange rate fluctuations and local political, social, and economic factors, and those other risks listed in the above-referenced section of our Form 10-K.

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Certegy (NYSE:CEY) provides credit and debit card processing, check risk management and check cashing services, and merchant processing to over 6,000 financial institutions, 117,000 retailers and 100 million consumers worldwide. Headquartered in Alpharetta, Georgia, Certegy maintains a strong global presence with operations in the United States, Canada, United Kingdom, Ireland, France, Chile, Brazil, Australia and New Zealand. As a leading payment services provider, Certegy offers a comprehensive range of transaction processing services, check risk management solutions and integrated customer support programs that facilitate the exchange of business and consumer payments. Certegy generated $1.0 billion in revenue in 2002. For more information on Certegy, please visit www.certegy.com.

CERTEGY INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Revenues	$240,169	$234,842

Operating expenses:
Costs of services	176,057	179,108
Selling, general and administrative	30,516	27,953
Other charges(1)	12,640	—

	219,213	207,061

Operating income	20,956	27,781
Other income, net	155	184
Interest expense	(1,681)	(1,978)

Income before income taxes	19,430	25,987
Provision for income taxes	(7,238)	(9,940)

Net income	$12,192	$16,047

Basic earnings per share	$0.19	$0.23

Average shares outstanding	65,840	68,868

Diluted earnings per share	$0.18	$0.23

Average shares outstanding	66,202	69,963

Revenues and operating income of the Company’s reportable segments for the three months ended March 31, 2003 and 2002 are as follows:
	Three Months Ended March 31,
	2003	2002
Revenues:
Card Services	$157,176	$157,219
Check Services	82,993	77,623

	$240,169	$234,842

Operating income(1):
Card Services	$19,958	$24,644
Check Services	5,974	7,336

	25,932	31,980
General corporate expense	(4,976)	(4,199)

	$20,956	$27,781

(1)	Other charges of $12.6 million ($7.9 million after-tax, or $0.12 per diluted share) in the first quarter of 2003 include $9.6 million of early termination costs associated with a data processing contract, $2.7 million of charges related to the downsizing of our Brazilian operation, and $0.3 million of other charges. See Item 5 in the Supplemental Information for details of these charges by segment.

CERTEGY INC.

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2003 AND DECEMBER 31, 2002

(In thousands)

	March 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$34,597	$14,166
Settlement deposits	23,208	27,104
Trade accounts receivable, net of allowance for doubtful accounts of $2,148 and $2,628, respectively	87,816	104,597
Settlement receivables	114,761	78,636
Claims recoverable	32,512	50,309
Other current assets	33,110	37,188

Total current assets	326,004	312,000
Property and equipment, net	37,484	38,637
Goodwill, net	172,601	168,956
Other intangible assets, net	30,268	31,342
Systems development and other deferred costs, net	98,757	96,706
Other assets, net	52,935	54,500

Total assets	$718,049	$702,141

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$21,470	$22,916
Settlement payables	137,969	105,740
Claims payable	25,555	48,306
Accrued salaries and bonuses	6,547	10,639
Income taxes payable	7,727	8,545
Other current liabilities	67,646	54,784

Total current liabilities	266,914	250,930
Long-term debt	207,000	214,200
Deferred income taxes	33,320	32,801
Other long-term liabilities	5,590	5,767

Total liabilities	512,824	503,698

Shareholders’ equity:
Common stock	695	695
Paid-in capital	248,299	249,115
Retained earnings	152,744	140,552
Deferred compensation	(8,565)	(9,116)
Accumulated other comprehensive loss	(109,707)	(114,799)
Treasury stock	(78,241)	(68,004)

Total shareholders’ equity	205,225	198,443

Total liabilities and shareholders’ equity	$718,049	$702,141

CERTEGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Cash flows from operating activities:
Net income	$12,192	$16,047
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	9,812	10,006
Noncash other charges	2,670	—
Other, net	803	932
Deferred income taxes	558	3,479
Changes in assets and liabilities:
Accounts receivable, net	17,121	13,685
Current liabilities, excluding settlement and claims payables	4,435	(11,430)
Claims accounts, net	(2,854)	(6,075)
Other current assets	3,148	(832)
Other long-term liabilities	(180)	696
Other assets	857	(401)

Net cash provided by operating activities	48,562	26,107

Cash flows from investing activities:
Capital expenditures	(8,432)	(12,137)

Net cash used in investing activities	(8,432)	(12,137)

Cash flows from financing activities:
Net repayments of long-term debt	(7,200)	(25,000)
Proceeds from exercise of stock options	491	8,486
Treasury stock purchases	(11,796)	—
Other	—	(165)

Net cash used in financing activities	(18,505)	(16,679)

Effect of foreign currency exchange rates on cash	(1,194)	(1,026)

Net cash provided (used)	20,431	(3,735)
Cash and cash equivalents, beginning of period	14,166	27,674

Cash and cash equivalents, end of period	$34,597	$23,939

CERTEGY INC.

SUPPLEMENTAL INFORMATION

(Unaudited)

1.    Revenues by product and service offering are as follows (in thousands):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Card Issuer Services	$107,648	$116,145	$110,573	$114,130	$448,496	$113,470
Check Services	77,623	82,857	86,897	99,688	347,065	82,993
Merchant Processing Services	48,566	54,248	54,104	45,988	202,906	40,385
Software and Support	1,005	2,119	2,932	3,445	9,501	3,321

	$234,842	$255,369	$254,506	$263,251	$1,007,968	$240,169

2.    Revenues by geographic area (based on location of customer) are as follows (in thousands):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Domestic	$190,106	$208,711	$209,988	$215,802	$824,607	$195,090
International	44,736	46,658	44,518	47,449	183,361	45,079

	$234,842	$255,369	$254,506	$263,251	$1,007,968	$240,169

3.    Revenues are comprised of the following (in thousands):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Product and Service Fees	$180,310	$192,809	$194,984	$212,002	$780,105	$191,527
Interchange Fees	39,475	43,932	43,834	35,391	162,632	31,699
Reimbursable Expenses	15,057	18,628	15,688	15,858	65,231	16,943

	$234,842	$255,369	$254,506	$263,251	$1,007,968	$240,169

In 2002, the Company adopted Emerging Issues Task Force Issue No. 01-14 (“EITF 01-14”), “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred,” which required that reimbursements received for out-of-pocket expenses be reclassified as revenues. In the prior year, the Company disclosed the quarterly amounts reclassified to revenues as required by the adoption of EITF 01-14 and certain other reclassifications, including service fees from collection activities related to our check guarantee business. Prior to the adoption of EITF 01-14, service fees were netted against collection expense in the consolidated statement of income. These fees are included in product and service fees above.

4.    Currency translation increased (decreased) revenues and operating income in the first quarter of 2003 as compared with the first quarter of 2002 as follows (in thousands):

		Operating Income
	Revenues	Before Charges	After Charges
Card Services	$(3,243)	$(580)	$811
Check Services	1,533	225	208

	$(1,710)	$(355)	$1,019

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

5.    A reconciliation of the first quarter 2003 actual results to results excluding other charges is as follows (in thousands):

	Actual	Other Charges	Excluding Charges
Revenues	$240,169	$—	$240,169
Operating expenses	219,213	(12,640)	206,573

Operating income	20,956	12,640	33,596
Other income, net	155	—	155
Interest expense	(1,681)	—	(1,681)

Income before income taxes	19,430	12,640	32,070
Provision of income taxes	(7,238)	(4,708)	(11,946)

Net income	$12,192	$7,932	$20,124

Basic earnings per share	$0.19	$0.12	$0.31

Diluted earnings per share	$0.18	$0.12	$0.30

Other charges by segment are as follows:

	Card	Check	Corp	Total
Operating income, actual	$19,958	$5,974	$(4,976)	$20,956
Contract termination costs	8,757	865	—	9,622
Brazil downsizing	2,740	—	—	2,740
Other severance charges	—	156	—	156
Write-down of collateral assignment in life insurance policies	—	—	122	122

Operating income, excluding charges	$31,455	$6,995	$(4,854)	$33,596

6.    Check volumes in dollars are as follows (in millions):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Domestic	$7,107	$7,662	$7,683	$9,197	$31,649	$7,145
International	734	805	832	934	3,305	761

	$7,841	$8,467	$8,515	$10,131	$34,954	$7,906

Guarantee	$5,931	$6,413	$6,533	$7,787	$26,664	$6,251
Verification	1,910	2,054	1,982	2,344	8,290	1,655

	$7,841	$8,467	$8,515	$10,131	$34,954	$7,906

7.    Number of cards and accounts processed (end of period) are as follows (in thousands):

	2002				2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Cards:
Domestic	21,850	22,014	22,246	22,497	22,749
International	21,317	21,960	23,970	24,182	23,094

	43,167	43,974	46,216	46,679	45,843

Accounts:
Domestic	16,699	16,889	17,111	17,089	17,411
International	18,937	19,302	20,538	20,766	19,977

	35,636	36,191	37,649	37,855	37,388

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

8.    Merchant volumes in dollars and number of transactions are as follows:

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Dollars (in millions)	$2,169	$2,422	$2,409	$1,941	$8,941	$1,763

Number of Transactions (in thousands)	30,940	33,658	33,627	25,883	124,108	20,616

9.    Depreciation and amortization by segment is as follows (in thousands):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Card Services	$8,111	$7,918	$7,961	$7,896	$31,886	$7,715
Check Services	1,809	1,616	1,632	1,515	6,572	1,801
Corporate	86	97	135	274	592	296

	$10,006	$9,631	$9,728	$9,685	$39,050	$9,812

10.    Capital expenditures and acquisitions are as follows (in thousands):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Capital expenditures	$12,137	$14,713	$12,847	$9,264	$48,961	$8,432

Acquisitions, net of cash acquired	$—	$—	$—	$10,433	$10,433	$—